UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2014
(Date of earliest event reported)

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 West 94th Street,
Minneapolis, MN 55431
(Address of principal executive offices, including zip code)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2014, Donaldson Company, Inc. (the “Company”) entered into a Note Purchase Agreement with a group of institutional investors (the “Agreement”). Pursuant to the Agreement, the Company sold $125 million 3.72% Series 2014-A Senior Notes due March 27, 2024. The notes are guaranteed by one of the Company’s domestic subsidiaries. The primary purpose of the issuance of the notes was to refinance existing indebtedness and for general corporate purposes.

The Agreement contains certain covenants on the part of the Company, including a debt to EBTIDA covenant, priority debt to consolidated total capitalization covenant and covenants relating to liens, asset sales and mergers, among others. The Agreement also specifies certain events of default, upon the occurrence of which the maturity of the notes may be accelerated, including the failure to pay principal and interest, violation of covenants or default on other indebtedness, among others.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Note Purchase Agreement, dated as of March 27, 2014, by and among Donaldson Company, Inc. and the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell
Norman C. Linnell
Vice President, General Counsel and Secretary

Date: April 2, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement, dated as of March 27, 2014, by and among Donaldson Company, Inc. and the purchasers named therein.